UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 29, 2016

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Seaport Blvd.
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 15, 2016, Rocket Fuel Inc. (the “Company”) entered into the Fourth Amendment (the “Fourth Amendment”) to our Second Amended and Restated Revolving Credit and Term Loan Agreement with certain lenders party thereto and Comerica Bank, as administrative agent (“Agent”), as amended from time to time (the “Credit Agreement”). The Fourth Amendment provides for a floor of zero percent (0%) for certain LIBOR definitions and a change in the timing for measuring whether the Company’s aggregated cash on deposit with the lenders and other domestic financial institutions falls below $40,000,000 (calculating our balance on the last day of each month rather than on a continuous rolling basis) for purposes of determining whether the Agent has the right to use future cash collections from accounts receivable directly to reduce the outstanding balance of the Company's revolving credit facility.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the complete copy of the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.    Other Events.
On August 29, 2016, Richard Pittenger joined the Company as its Executive Vice President, Engineering. From June 2013 to April 2016, Mr. Pittenger served as Senior Vice President, Engineering at Ooyala, Inc. (“Ooyala”), a video platform services company. Prior to Ooyala, Mr. Pittenger served as Vice President, Engineering at Proofpoint, Inc., an email protection and archiving company, from May 2010 to June 2013.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Fourth Amendment, dated as of September 15, 2016, to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 31, 2014, as amended by that certain First Amendment thereto, dated as of March 13, 2015, as further amended by that certain Second Amendment thereto, dated as of March 10, 2016, and further amended by that certain Third Amendment thereto, dated as of June 21, 2016, by and among the Company, the lenders party thereto and Comerica Bank, as administrative agent for the lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By:	/s/ Rex S. Jackson
Rex S. Jackson
Chief Financial Officer
Date: September 21, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1
Fourth Amendment, dated as of September 15, 2016, to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 31, 2014, as amended by that certain First Amendment thereto, dated as of March 13, 2015, as further amended by that certain Second Amendment thereto, dated as of March 10, 2016, and further amended by that certain Third Amendment thereto, dated as of June 21, 2016, by and among the Company, the lenders party thereto and Comerica Bank, as administrative agent for the lenders.